EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Max G. Caviet and Bentzion S. Turin and each of them, with full power of substitution and full power to act, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement of Maiden Holdings, Ltd., any and all registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933 (including post-effective amendments) to register additional securities and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

__/s/ Barry D. Zyskind__ Barry D. Zyskind	Chairman of the Board	August 21, 2007

___/s/ Max G. Caviet ___ Max G. Caviet	President, Chief Executive Officer and Director (Principal Executive Officer)	August 21, 2007

_/s/ Ronald E. Pipoly, Jr._ Ronald E. Pipoly, Jr.	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	August 21, 2007

__/s/ Bentzion S. Turin__ Bentzion S. Turin	Chief Operating Officer, General Counsel and Assistant Secretary	August 21, 2007

___/s/ Simcha Lyons___ Simcha Lyons	Director	August 21, 2007

__/s/ Raymond N. Neff__ Raymond N. Neff	Director	August 21, 2007

___/s/ Steven H. Nigro_ Steven H. Nigro	Director	August 21, 2007